Exhibit 99.2

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of First Industrial Realty Trust, Inc.’s (the “Company”) financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Current Report on Form 8-K.

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rates, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the 2006 Quarterly Report on Form 10-Q for the period ended March 31, 2006 in Item 1A, “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.

GENERAL

The Company was organized in the state of Maryland on August 10, 1993. The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code (the “Code”). The Company’s operations are conducted primarily through First Industrial, L.P. (the “Operating Partnership”) of which the Company is the sole general partner with an approximate 86.9% ownership interest at March 31, 2006. Minority interest in the Company at March 31, 2006 represents the approximate 13.1% aggregate partnership interest in the Operating Partnership held by the limited partners thereof.

As of March 31, 2006, the Company owned 959 industrial properties (inclusive of developments in process) located in 29 states and one Province in Canada, containing an aggregate of approximately 79.2 million square feet of gross leaseable area (“GLA”). Of the 959 industrial properties owned by the Company, 774 are held by the Operating Partnership and limited liability companies of which the Operating Partnership is the sole member, 103 are held by limited partnerships in which the Operating Partnership is the limited partner and wholly-owned subsidiaries of the Company are the general partners and 82 are held by an entity wholly-owned by the Operating Partnership.

In March, 2006, the Company, through separate wholly-owned limited liability companies of which the Operating Partnership is the sole member, entered into a co-investment arrangement with an institutional investor to invest in industrial properties (the “March 2006 Co-Investment Program”). The Company, through separate wholly-owned limited liability companies of which the Operating Partnership is the sole member, owns a 15 percent equity interest in and provides property management, leasing, disposition and portfolio management services to the March 2006 Co-Investment Program.

The Company, through separate, wholly-owned limited liability companies of which the Operating Partnership or First Industrial Development Services, Inc. is the sole member, also owns minority equity interests in, and provides various services to, four other joint ventures which invest in industrial properties (the “September 1998 Joint Venture”, the “May 2003 Joint Venture”, the “March 2005 Joint Venture” and the “September 2005 Joint Venture”; together with the March 2006 Co-Investment Program, the “Joint Ventures”). The operating data of the Joint Ventures is not consolidated with that of the Company as presented herein.

MANAGEMENT’S OVERVIEW

Management believes the Company’s financial condition and results of operations are, primarily, a function of the Company’s and its Joint Ventures’ performance in four key areas: leasing of industrial properties, acquisition and development of additional industrial properties, redeployment of internal capital and access to external capital.

The Company generates revenue primarily from rental income and tenant recoveries from long-term (generally three to six years) operating leases of its and its joint ventures’ industrial properties. Such revenue is offset by certain property specific operating expenses, such as real estate taxes, repairs and maintenance, property management, utilities and insurance expenses, along with certain other costs and expenses, such as depreciation and amortization costs and general and administrative and interest expenses. The Company’s revenue growth is dependent, in part, on its ability to (i) increase rental income, through increasing either or both occupancy rates and rental rates at the Company’s and its joint ventures’ properties, (ii) maximize tenant recoveries and (iii) minimize operating and certain other expenses. Revenues generated from rental income and tenant recoveries are a significant source of funds, in addition to income generated from gains/losses on the sale of the Company’s and its joint ventures’ properties (as discussed below), for the Company’s distributions. The leasing of property, in general, and occupancy rates, rental rates, operating expenses and certain non-operating expenses, in particular, are impacted, variously, by property specific, market specific, general economic and other conditions, many of which are beyond the control of the Company. The leasing of property also entails various risks, including the risk of tenant default. If the Company were unable to maintain or increase occupancy rates and rental rates at the Company’s and its joint ventures’ properties or to maintain tenant recoveries and operating and certain other expenses consistent with historical levels and proportions, the Company’s revenue growth would be limited. Further, if a significant number of the Company’s and its joint ventures’ tenants were unable to pay rent (including tenant recoveries) or if the Company or its joint ventures were unable to rent their properties on favorable terms, the Company’s financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

The Company’s revenue growth is also dependent, in part, on its and its joint ventures’ ability to acquire existing, and acquire and develop new, additional industrial properties on favorable terms. The Company itself and through its various joint ventures, continually seeks to acquire existing industrial properties on favorable terms, and, when conditions permit, also seeks to acquire and develop new industrial properties on favorable terms. Existing properties, as they are acquired, and acquired and developed properties, as they lease-up, generate revenue from rental income, tenant recoveries and fees, income from which, as discussed above, is a source of funds for the Company’s distributions. The acquisition and development of properties is impacted, variously, by property specific, market specific, general economic and other conditions, many of which are beyond the control of the Company. The acquisition and development of properties also entails various risks, including the risk that the Company’s and its joint ventures’ investments may not perform as expected. For example, acquired existing and acquired and developed new properties may not sustain and/or achieve anticipated occupancy and rental rate levels. With respect to acquired and developed new properties, the Company may not be able to complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing the properties. Also, the Company and its joint ventures face significant competition for attractive acquisition and development opportunities from other well-capitalized real estate investors, including both publicly-traded real estate investment trusts and private investors. Further, as discussed below, the Company and its joint ventures may not be able to finance the acquisition and development opportunities they identify. If the Company and its joint ventures were unable to acquire and develop sufficient additional properties on favorable terms, or if such investments did not perform as expected, the Company’s revenue growth would be limited and its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

The Company also generates income from the sale of its and its joint ventures’ properties (including existing buildings, buildings which the Company or its joint ventures have developed or re-developed on a merchant basis, and land). The Company itself and through its various joint ventures is continually engaged in, and its income growth is dependent in part on, systematically redeploying capital from properties and other assets with lower yield potential into properties and other assets with higher yield potential. As part of that process, the Company and its joint ventures sell, on an ongoing basis, select stabilized properties or land or properties offering lower potential returns relative to their market value. The gain/loss on and fees from, the sale of such properties are included in the Company’s income and are a significant source of funds, in addition to revenues generated from rental income and tenant recoveries, for the Company’s distributions. Also, a significant portion of the Company’s proceeds from such sales is used to fund the acquisition of existing, and the acquisition and development of new, industrial properties. The sale of properties is impacted, variously, by property specific, market specific, general economic and other conditions, many of which are beyond the control of the Company. The sale of properties also entails various risks, including competition from other sellers and the availability of attractive financing for potential buyers of the Company’s and its joint ventures’ properties. Further, the Company’s ability to sell properties is limited by safe harbor rules applying to REITs under the Code which relate to the number of properties that may be disposed of in a year, their tax bases and the cost of improvements made to the properties, along with other tests which enable a REIT to avoid punitive taxation on the sale of assets. If the Company and its joint ventures were unable to sell properties on favorable terms, the Company’s income growth would be limited and its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

Currently, the Company utilizes a portion of the net sales proceeds from property sales, borrowings under its unsecured line of credit and proceeds from the issuance, when and as warranted, of additional debt and equity securities to finance acquisitions and developments and to fund its equity commitments to its joint ventures. Access to external capital on favorable terms plays a key role in the Company’s financial condition and results of operations, as it impacts the Company’s cost of capital and its ability and cost to refinance existing indebtedness as it matures and to fund acquisitions, developments and contributions to its joint ventures or through the issuance, when and as warranted, of additional equity securities. The Company’s ability to access external capital on favorable terms is dependent on various factors, including general market conditions, interest rates, credit ratings on the Company’s capital stock and debt, the market’s perception of the Company’s growth potential, the Company’s current and potential future earnings and cash distributions and the market price of the Company’s capital stock. If the Company were unable to access external capital on favorable terms, the Company’s financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

RESULTS OF OPERATIONS

Comparison of Three Months Ended March 31, 2006 to Three Months Ended March 31, 2005

The Company’s net income available to common stockholders was $17.3 million and $14.1 million for the three months ended March 31, 2006 and 2005, respectively. Basic and diluted net income available to common stockholders were $0.39 and $0.39 per share, respectively, for the three months ended March 31, 2006, and $0.33 and $0.33 per share, respectively, for the three months ended March 31, 2005.

The tables below summarize the Company’s revenues, property expenses and depreciation and other amortization by various categories for the three months ended March 31, 2006 and March 31, 2005. Same store properties are in service properties owned prior to January 1, 2005. Acquired properties are properties that were acquired subsequent to December 31, 2004. Sold properties are properties that were sold subsequent to December 31, 2004. Properties that are not in service are properties that are under construction that have not reached stabilized occupancy or were placed in service after December 31, 2004 or acquisitions acquired prior to January 1, 2005 that were not placed in service as of December 31, 2004. These properties are placed in service as they reach stabilized occupancy (generally defined as 90% occupied). Other revenues are derived from the operations of the Company’s maintenance company, fees earned from the Company’s joint ventures, fees earned for developing properties for third parties and other miscellaneous revenues. Other expenses are derived from the operations of the Company’s maintenance company and other miscellaneous regional expenses.

The Company’s future financial condition and results of operations, including rental revenues, may be impacted by the future acquisition and sale of properties. The Company’s future revenues and expenses may vary materially from historical rates.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005	$ Change	% Change

REVENUES ($ in 000’s)
Same Store Properties	$69,740	$72,884	$(3,144)	(4.3)%
Acquired Properties	17,922	304	17,618	5,795.4%
Sold Properties	3,055	9,902	(6,847)	(69.1)%
Properties Not In Service	4,998	3,467	1,531	44.2%
Other	6,135	3,740	2,395	64.0%

	$101,850	$90,297	$11,553	12.8%
Discontinued Operations	(7,474)	(14,072)	6,598	(46.9)%

Total Revenues	$94,376	$76,225	$18,151	23.8%

At March 31, 2006 and March 31, 2005, the occupancy rates of the Company’s same store properties were 88.4% and 91.2%, respectively. Revenues from same store properties decreased by $3.1 million due to a decrease in same store property occupancy rates. Revenues from acquired properties increased $17.6 million due to the 185 industrial properties acquired subsequent to December 31, 2004 totaling approximately 22.5 million square feet of GLA. Revenues from sold properties decreased $6.8 million due to the 120 industrial properties sold subsequent to December 31, 2004 totaling approximately 17.2 million square feet of GLA partially offset by the revenues from the build to suit development for sale. Revenues from properties not in service increased by $1.5 million due to an increase in properties placed in service during 2006 and 2005. Other revenues increased by approximately $2.4 million due primarily to an increase in joint venture fees partially offset by a decrease in assignment fees.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005	$ Change	% Change

PROPERTY EXPENSES ($ in 000’s)
Same Store Properties	$24,528	$24,295	$233	1.0%
Acquired Properties	4,532	58	4,474	7,713.8%
Sold Properties	1,243	3,722	(2,479)	(66.6)%
Properties Not In Service	2,564	2,137	427	20.0%
Other	3,520	1,622	1,898	117.0%

	$36,387	$31,834	$4,553	14.3%
Discontinued Operations	(2,307)	(4,883)	2,576	(52.8)%

Total Property Expenses	$34,080	$26,951	$7,129	26.5%

Property expenses include real estate taxes, repairs and maintenance, property management, utilities, insurance, other property related expenses and expenses from build to suit development for sale. Property expenses from same store properties remained relatively unchanged. Property expenses from acquired properties increased by $4.5 million due to properties acquired subsequent to December 31, 2004. Property expenses from sold properties decreased by $2.5 million due to properties sold subsequent to December 31, 2004 partially offset by the expenses from the build to suit development for sale. Property expenses from properties not in service increased by $.4 million due to an increase in properties placed in service during 2006 and 2005. Other expense increased $1.9 million due primarily to increases in employee compensation.

General and administrative expense increased by approximately $5.7 million, or 47.9%, due primarily to increases in employee compensation related to compensation for new employees as well as an increase in incentive compensation.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005	$ Change	% Change

DEPRECIATION and OTHER AMORTIZATION ($ in 000’s)
Same Store Properties	$22,529	$21,950	$579	2.6%
Acquired Properties	10,644	277	10,367	3,742.6%
Sold Properties	1,033	3,408	(2,375)	(69.7)%
Properties Not In Service and Other	3,646	2,338	1,308	55.9%
Corporate Furniture, Fixtures and Equipment	416	320	96	30.0%

	$38,268	$28,293	$9,975	35.3%
Discontinued Operations	(2,917)	(4,549)	1,632	(35.9)%

Total Depreciation and Other Amortization	$35,351	$23,744	$11,607	48.9%

Depreciation and other amortization for same store properties remained relatively unchanged. Depreciation and other amortization from acquired properties increased by $10.4 million due to properties acquired subsequent to December 31, 2004. Depreciation and other amortization from sold properties decreased by $2.4 million due to properties sold subsequent to December 31, 2004. Depreciation and other amortization for properties not in service and other increased by $1.3 million due primarily to accelerated depreciation on one property in Cincinnati, OH which is in the process of being razed.

Interest income increased by approximately $0.3 million due primarily to an increase in the average mortgage loans receivable outstanding during the three months ended March 31, 2006, as compared to the three months ended March 31, 2005.

Interest expense increased by approximately $3.7 million primarily due to an increase in the weighted average debt balance outstanding for the three months ended March 31, 2006 ($1,852.5 million), as compared to the three months ended March 31, 2005 ($1,593.3 million), as well as an increase in the weighted average interest rate for the three months ended March 31, 2006 (6.76%), as compared to the three months ended March 31, 2005 (6.75%) partially offset by an increase in capitalized interest for the three months ended March 31, 2006 due to an increase in development activities.

Amortization of deferred financing costs remained relatively unchanged.

In October 2005, the Company, through First Industrial Development Services, Inc., entered into an interest rate protection agreement which hedged the change in value of a build to suit development project the Company was constructing. This interest rate protection agreement had a notional value of $50 million, was based on the three Month LIBOR rate, had a strike rate of 4.8675%, had an effective date of December 30, 2005 and a termination date of December 30, 2010. Per Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” fair value and cash flow hedge accounting for hedges of non-financial assets and liabilities is limited to hedges of the risk of changes in the market price of the entire hedged item because changes in the price of an ingredient or component of a non-financial item generally do not have a predictable, separately measurable effect on the price of the item. Since the interest rate protection agreement is hedging a component of the change in value of the build to suit development, the interest rate protection agreement does not qualify for hedge accounting and the change in value of the interest rate protection agreement will be recognized immediately in net income as opposed to other comprehensive income. On January 5, 2006, the Company, through First Industrial Development Services, Inc., settled the interest rate protection agreement for a payment of $.2 million.

Income tax benefit increased by $4.0 million due primarily to an increase in general and administrative expense and depreciation expense which increases the loss from continuing operations, incurred in the three months ended March 31, 2006 compared to the three months ended March 31, 2005 associated with additional investment activity in the Company’s taxable REIT subsidiary and a decrease in state tax expense.

Equity in loss of joint ventures remained relatively unchanged.

The $1.4 million gain on sale of real estate, net of income taxes for the three months ended March 31, 2006 resulted from the sale of several land parcels that do not meet the criteria established by FAS 144 for inclusion in discontinued operations. The $13.9 million gain on sale of real estate, net of income taxes for the three months ended March 31, 2005 resulted from the sale of eight industrial properties and several land parcels that do not meet the criteria established by FAS 144 for inclusion in discontinued operations.

The following table summarizes certain information regarding the industrial properties included in discontinued operations by the Company for the three months ended March 31, 2006 and March 31, 2005.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
	($ in 000’s)

Total Revenues	$7,474	$14,072
Operating Expenses	(2,307)	(4,883)
Interest Expense	—	(173)
Depreciation and Amortization	(2,917)	(4,549)
Provision for Income Taxes Allocable to Operations	(787)	(1,072)
Gain on Sale of Real Estate	53,578	13,496
Provision for Income Taxes Allocable to Gain on Sale	(14,555)	(2,853)

Income from Discontinued Operations	$40,486	$14,038

Income from discontinued operations (net of income taxes) for the three months ended March 31, 2006 reflects the results of operations and gain on sale of real estate, net of income taxes, relating to 24 industrial properties that were sold during the three months ended March 31, 2006, the results of operations of 42 industrial properties that were sold during the period from April 1, 2006 to June 30, 2006, and the results of operations of 16 industrial properties classified as held for sale at June 30, 2006.

Income from discontinued operations (net of income taxes) for the three months ended March 31, 2005 reflects the results of operations and gain on sale of real estate, net of income taxes, relating to 24 industrial properties that were sold during the three months ended March 31, 2006, 86 industrial properties that were sold during the year ended December 31, 2005, the results of operations of 42 industrial properties that were sold during the period from April 1, 2006 to June 30, 2006, and the results of operations of 16 industrial properties classified as held for sale at June 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2006, the Company’s restricted cash was approximately $24.2 million. Restricted cash is primarily comprised of gross proceeds from the sales of certain industrial properties. These sales proceeds will be disbursed as the Company exchanges industrial properties under Section 1031 of the Internal Revenue Code.

The Company has considered its short-term (one year or less) liquidity needs and the adequacy of its estimated cash flow from operations and other expected liquidity sources to meet these needs. The Company’s 7.0% Notes due in 2006, in the aggregate principal amount of $150 million are due on December 1, 2006 (the “2006 Notes”). The Company expects to satisfy the payment obligations on the 2006 Notes with the issuance of additional debt. With the exception of the 2006 Notes, the Company believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain the Company’s REIT qualification under the Internal Revenue Code. The Company anticipates that these needs will be met with cash flows provided by operating activities.

The Company expects to meet long-term (greater than one year) liquidity requirements such as property acquisitions, developments, scheduled debt maturities, major renovations, expansions and other nonrecurring capital improvements through the disposition of select assets, long-term unsecured indebtedness and the issuance of additional equity securities. As of March 31, 2006 and May 1, 2006, $265.4 million of common stock, preferred stock and depositary shares and $300.00 million of debt securities were registered and unissued under the Securities Act of 1933, as amended. The Company also may finance the development or acquisition of additional properties through borrowings under the 2005 Unsecured Line of Credit I. At March 31, 2006, borrowings under the 2005 Unsecured Line of Credit I bore interest at a weighted average interest rate of 5.521%. The 2005 Unsecured Line of Credit I bears interest at a floating rate of LIBOR plus .625%, or the Prime Rate, at the Company’s election. As of May 1, 2006 the Company had approximately $173.4 million available for additional borrowings under the 2005 Unsecured Line of Credit I.

Three Months Ended March 31, 2006

Net cash provided by operating activities of approximately $27.9 million for the three months ended March 31, 2006 was comprised primarily of net income before minority interest of approximately $25.6 million, the net change in operating assets and liabilities of approximately $19.2 million and distributions from joint ventures of $.6, offset by adjustments for non-cash items of approximately $17.3 million. The adjustments for the non-cash items of approximately $17.3 million are primarily comprised of the gain on sale of real estate of approximately $55.1 million and the effect of the straight-lining of rental income of approximately $2.5 million, offset by depreciation and amortization of approximately $39.9 million and the provision for bad debt of $.4 million.

Net cash provided by investing activities of approximately $81.6 million for the three months ended March 31, 2006 was comprised primarily by the net proceeds from the sale of real estate, the repayment of mortgage loans receivable, distributions from the Company’s industrial real estate joint ventures and an increase in restricted cash that is held by an intermediary for Section 1031 exchange purposes, partially offset by the acquisition of real estate, development of real estate, capital expenditures related to the expansion and improvement of existing real estate, contributions to, and investments in, the Company’s industrial real estate joint ventures.

During the three months ended March 31, 2006, the Company acquired 24 industrial properties comprising approximately 2.4 million square feet of GLA and several land parcels. The purchase price for these acquisitions totaled approximately $159.0 million, excluding costs incurred in conjunction with the acquisition of the industrial properties and land parcels.

The Company, through a wholly-owned limited liability company in which the Operating Partnership or First Industrial Development Services, Inc. is the sole member, invested approximately $3.2 million and received distributions of approximately $3.5 million from the Company’s real estate joint ventures. As of March 31, 2006, the Company’s industrial real estate joint ventures owned 311 industrial properties comprising approximately 25.0 million square feet of GLA.

During the three months ended March 31, 2006, the Company sold 24 industrial properties comprising approximately 4.5 million square feet of GLA and several land parcels. Net proceeds from the sales of the 24 industrial properties and several land parcels were approximately $275.8 million.

Net cash used in financing activities of approximately $117.8 million for the three months ended March 31, 2006 was derived primarily by the redemption of preferred stock, common and preferred stock dividends and unit distributions, net repayments under the Company’s Unsecured Lines of Credit, the repurchase of restricted stock from employees of the Company to pay for withholding taxes on the vesting of restricted stock, repayments on mortgage loans payable and a book overdraft, partially offset by the net proceeds from the issuance of senior unsecured debt and preferred stock and the net proceeds from the exercise of stock options.

During the three months ended March 31, 2006, the Company awarded 303,142 shares of restricted common stock to certain employees and 1,169 shares of restricted common stock to certain Directors. These shares of restricted common stock had a fair value of approximately $11.6 million on the date of grant. The restricted common stock vests over periods from one to ten years. Compensation expense will be charged to earnings over the respective vesting periods for those shares that are expected to vest.

During the three months ended March 31, 2006, certain employees of the Company exercised 43,567 non-qualified employee stock options. Net proceeds to the Company were approximately $1.0 million.

On January 10, 2006, the Company, through the Operating Partnership, issued $200.0 million of senior unsecured debt which matures on January 15, 2016 and bears interest at a rate of 5.75% (the “2016 Notes”). Net of offering costs, the Company received net proceeds of $197.6 million from the issuance of 2016 Notes. In December 2005, the Company also entered into interest rate protection agreements which were used to fix the interest rate on the 2016 Notes prior to issuance. The Company settled the interest rate protection agreements on January 9, 2006 for a payment of approximately $1.7 million which is included in other comprehensive income.

On January 13, 2006, the Company issued 6,000,000 Depositary Shares, each representing 1/10,000th of a share of the Company’s 7.25%, $.01 par value, Series J Flexible Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. Net of offering costs, the Company received net proceeds of $144.8 million from the issuance of Series J Preferred Stock.

On November 8, 2005 and November 18, 2005, the Company issued 600 and 150 Shares, respectively, of $.01 par value, Series I Flexible Cumulative Redeemable Preferred Stock, (the “Series I Preferred Stock”), in a private placement at an initial offering price of $250,000 per share for an aggregate initial offering price of $187.5 million. Net of offering costs, the Company received net proceeds of $181.5 million from the issuance of Series I Preferred Stock. The Company redeemed the Series I Preferred Stock on January 13, 2006 for $242,875.00 per share, and paid a prorated first quarter dividend of $470.667 per share, totaling approximately $.4 million. In accordance with EITF D-42, due to the redemption of the Series I Preferred Stock, the difference between the redemption cost and the carrying value of the Series I Preferred Stock of approximately $.7 million is reflected as a deduction from net income to arrive at net income available to common stockholders in determining earnings per share for the three months ended March 31, 2006.

Market Risk

The following discussion about the Company’s risk-management activities includes “forward-looking statements” that involve risk and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

This analysis presents the hypothetical gain or loss in earnings, cash flows or fair value of the financial instruments and derivative instruments which are held by the Company at March 31, 2006 that are sensitive to changes in the interest rates. While this analysis may have some use as a benchmark, it should not be viewed as a forecast.

In the normal course of business, the Company also faces risks that are either non-financial or non-quantifiable. Such risks principally include credit risk and legal risk and are not represented in the following analysis.

At March 31, 2006, approximately $1,558.6 million (approximately 87.1% of total debt at March 31, 2006) of the Company’s debt was fixed rate debt and approximately $231.0 million (approximately 12.9% of total debt at March 31, 2006) was variable rate debt.

For fixed rate debt, changes in interest rates generally affect the fair value of the debt, but not earnings or cash flows of the Company. Conversely, for variable rate debt, changes in the interest rate generally do not impact the fair value of the debt, but would affect the Company’s future earnings and cash flows. The interest rate risk and changes in fair market value of fixed rate debt generally do not have a significant impact on the Company until the Company is required to refinance such debt. See Note 4 to the consolidated financial statements for a discussion of the maturity dates of the Company’s various fixed rate debt.

Based upon the amount of variable rate debt outstanding at March 31, 2006, a 10% increase or decrease in the interest rate on the Company’s variable rate debt would decrease or increase, respectively, future net income and cash flows by approximately $1.3 million per year. A 10% increase in interest rates would decrease the fair value of the fixed rate debt at March 31, 2006 by approximately $0.1 million to $1,584.3 million. A 10% decrease in interest rates would increase the fair value of the fixed rate debt at March 31, 2006 by approximately $0.1 million to $1,697.5 million.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Financial Instruments” which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1. “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect that the implementation of this Statement will have a material effect on the Company’s consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Asset which amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (FAS 140), with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement was issued to simplify the accounting for servicing rights and reduce the volatility that results from the use of different measurements attributes for servicing rights and the related financial instruments used to economically hedge risks associated with those servicing rights. The statement clarifies when to separately account for servicing rights, requires separately recognized servicing rights to be initially measured at fair value, and provides the option to subsequently account for those servicing rights at either fair value or under the amortization method previously required under FAS 140.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The Company does not expect that the implementation of this Statement will have a material effect on the Company’s consolidated financial position or results of operations.

Subsequent Events

From April 1, 2006 to May 1, 2006, the Company acquired 26 industrial properties for a purchase price of approximately $69.6 million, excluding costs incurred in conjunction with the acquisition of these industrial properties. The Company also sold nine industrial properties and several land parcels for approximately $42.0 million of gross proceeds.

On April 17, 2006, the Company and the Operating Partnership paid a first quarter 2006 dividend/ distribution of $.70 per common share/Unit, totaling approximately $36.0 million.

In April 2006, the Company, through the Operating Partnership, entered into four interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt. The interest rate protection agreements are designated as cash flow hedges and have a combined notional value of $295.3 million. Two of the interest rate protection agreements are effective from November 2006 to November 2016 and fix the LIBOR rate at 5.54% and the other two are effective from May 2007 to May 2012 and fix the LIBOR rate at 5.42%.

Other Events

Subsequent to the filing of the Company’s quarterly report on Form 10-Q on May 10, 2006, the Company has revised its consolidated financial statements for the three months ended March 31, 2006 and 2005, due to certain provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” that require the Company to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Company has retrospectively adjusted its consolidated financial statements for the three months ended March 31, 2006 and 2005, to reflect 30 properties that were sold during the period from April 1, 2006 to June 30, 2006 that were not classified and held for sale at March 31, 2006, and 16 properties that were held for sale at June 30, 2006, that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $0.3 million and $0.9 million decrease in its previously reported income from continuing operations for the three months ended March 31, 2006 and 2005, respectively. As a result of the foregoing, Notes 7 and 9 to the consolidated financial statements for the three months ended March 31, 2006 and 2005 have been updated. There is no effect on the Company’s previously reported net income, financial condition or cash flows.